*Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential.*

Exhibit 10.6

CONFIDENTIAL

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”), dated as of May 22, 2020, is entered into by and among Agilon Health Holdings, Inc. (the “Company”), the undersigned, Ronald J. Kuerbitz, and, solely for purposes of Sections 4 and 5 below, Agilon Health Topco, Inc., the indirect parent of the Company (“Topco”), and CD&R Vector Holdings, L.P., Topco’s majority investor (the “CD&R Investor”).

WHEREAS, the undersigned’s employment with the Company and its subsidiaries and affiliates (together with Topco, the “Company Group”) will be terminated by the Company Group without “cause” effective June 1, 2020 (the “Separation Date”) and, as of the date hereof, he will cease to be a member of the Board of Directors of Topco (the “Board”):

WHEREAS, the Company has agreed to provide the undersigned with specified separation pay and benefits, including treatment of his equity interests, subject to, among other things, his execution, delivery and non-revocation of a general release of claims; and

WHEREAS, as of the date hereof, the undersigned owns 15,000 shares of Topco common stock (the “Topco Shares”), subject to the terms and conditions of his Employee Stock Subscription Agreement (the “Subscription Agreement”), including repurchase rights over the Topco Shares following his termination of employment;

WHEREAS, as of the date hereof the undersigned has 51,000 Base Options (as defined in his Employee Stock Option Agreement (the “Option Agreement”)), all of which will be vested, subject to the Separation Benefit Conditions (as defined below), as of the Separation Date, and 33,000 Upside Options (as defined therein), all of which will be unvested as of the Separation Date, subject to the terms and conditions of the Option Agreement;

WHEREAS, pursuant to Section 3(b) of the Option Agreement, the undersigned would have 90 days following the Separation Date to exercise all of his vested Base Options, absent the extension of the exercise period provided herein, and all of his Upside Options, which will be unvested as of the Separation Date, would be forfeited.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the undersigned hereby agrees as follows:

1.    Release of Claims. In consideration of the payments and benefits to which I am entitled under my Employment Agreement, dated as of December 9, 2016 (the “Employment Agreement”), and Option Agreement and as provided in Sections 2, 4, 5 and 6 below, I hereby waive and release and forever discharge the Company Group (including Topco), Clayton, Dubilier & Rice, LLC and its affiliated investment funds, and those entities which hold a direct and/or indirect interest in the Company and which serve as the general partner or managing member of any such vehicles or of the general partner or managing members of such vehicles, and their respective affiliates, and all of the respective past and present officers, directors, employees, agents, representatives, stockholders, members and partners of the foregoing and any and all employee pension benefit or welfare benefit plans of the Company Group, each in his, her or its capacity as such, and each of them, separately and collectively (collectively, “Releasees”), from any and all existing claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, whether or not mature or ripe, that I ever had and now have against any Releasee, including, but not limited to, claims and causes of action arising out of or in any way related to my employment with or separation from the Company Group, to any services performed for any member of the Company Group, to any status, term or condition in such employment or relationship, or to any physical or mental harm or distress from such employment or non-employment or claim to any hire, rehire or future employment of any kind by any member of the Company Group, all to the extent allowed by applicable law. This release of claims includes, but is not limited to, claims based on express or implied contract, compensation plans, covenants of good faith and fair dealing, wrongful discharge, claims for discrimination, harassment and retaliation, violation of public policy, tort or common law, whistleblower or retaliation claims; and claims for additional compensation or damages or attorneys’ fees or claims under federal, state, and local laws, regulations and ordinances, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Worker Adjustment and Retraining Notification Act (“WARN”), or equivalent state WARN act, the Employee Retirement Income Security Act (“ERISA”), and the Sarbanes-Oxley Act of 2002.

I understand that this release of claims includes a release of all known and unknown claims through the date on which this release of claims becomes irrevocable (the “Effective Release Date”).

I further agree, promise, and covenant that, to the maximum extent permitted by law, neither I, nor any person, organization, or other entity acting on my behalf has filed or will file, charge, claim, sue, or cause or permit to be filed, charged, or claimed, any action for damages or other relief (including injunctive, declaratory, monetary, or other relief against any of the Releasees involving any matter occurring in the past, or involving or based upon any claims, demands, causes of action, obligations, damages, or liabilities, in each case which are subject to this release of claims. All Releasees shall be deemed to be third party beneficiaries of this Agreement to the same extent as if they were signatories hereto.

Notwithstanding the foregoing, this release of claims will not prohibit me from filing a charge of discrimination with the National Labor Relations Board, the Equal Employment Opportunity Commission (“EEOC”) or an equivalent state civil rights agency, but I agree and understand that I am waiving my right to monetary compensation thereby if any such agency elects to pursue a claim on my behalf. Further, nothing in this release of claims shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits or any claims that may arise after the Effective Release Date.

In addition, nothing in this release of claims will be construed to affect any of the following claims, all rights in respect of which are reserved:

(a)    Salary and employee benefits (to the extent of my current participation and elections in such employee benefit plans) for my services as an employee through the Separation Date;

(b)    Any payment or benefit set forth in Section 3 or 6 below;

(c)    Claims in respect of my Base Options as provided in the Option Agreement and as amended by Section 5 below;

(d)    Payment for repurchase of the Topco Shares set forth in Section 4 below;

(e)    Reimbursement of unreimbursed business expenses properly incurred prior to the Separation Date in accordance with Company policy;

(f)    Vested benefits under the employee benefit plans of the members of the Company Group (other than severance pay or termination benefits, all rights to which are hereby waived and released);

(g)    Any claim that the Company has breached this release of claims; and

(h)    Indemnification as a current or former officer or director of the Company Group, including under Sections 21 and 22 of the Employment Agreement, or inclusion as a beneficiary of any insurance policy related to my service in such capacity.

Without expanding the scope of the foregoing release, I understand and acknowledge that I am expressly waiving any and all rights under Section 1542 of the Civil Code of the State of California, or any other federal or state statutory rights or rules or principles of common law or equity, or those of any jurisdiction, government, or political subdivision similar to Section 1542 (“similar provision”) in effect as of the signing of this Agreement, and as a result, may not invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any claims that are released under this release of claims. Section 1542 provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

I hereby represent that I have been paid all compensation owed and for all hours worked through the last regular payroll date in May 2020 (but not yet for the remaining period of my employment from that date through the Separation Date), I have received all the leave and leave benefits and protections for which I am eligible, pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, any Company Group policy or applicable law, and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I am not aware of any fraud or wrongdoing by any member of the Company Group and I have not been retaliated against for reporting any allegations of fraud or other wrongdoing.

I confirm that I have no knowledge of any failure by me or anyone else at the Company Group to have complied with any applicable legal or regulatory requirements or material policies or practices of the Company Group, which has not previously been reported to the Company’s Chief Compliance Officer. Furthermore, I agree to notify the Company Group’s Chief Compliance Officer in the event that I become aware of any such compliance failure during the Severance Period (as defined below).

I have been given 21 days to review this release of claims and have been given the opportunity to consult with legal counsel, and I am signing this release of claims knowingly, voluntarily, and with full understanding of its terms and effects, and I voluntarily accept the severance payments and benefits provided for herein for the purpose of making full and final settlement of all claims referred to above. If I have signed this release of claims prior to the expiration of the 21 day period, I have done so voluntarily. I also understand that I have seven (7) days after executing this release of claims to revoke it, and that this release shall not become effective if I exercise my right to revoke my signature within seven (7) days of execution. I acknowledge and agree that any revocation of this release of claims must be in writing and received by the Company by the close of business on the seventh (7th) day following my execution of this Agreement and shall be delivered to Chris Casler at Chris.Casler@agilonhealth.com, with a copy to Ravi Sachdev, on behalf of the Board, at RSachdev@cdr-inc.com. If I elect to revoke this release of claims during the revocation period, this Agreement shall be void and of no effect in its entirety. However, I understand that the termination of my employment shall still be effective.

No later than the Effective Release Date, I agree to return, or hereby represent that, except as otherwise agreed to by a member of the Company Group, I have returned as of such date, to the Company all property of the Company Group, equipment and materials, including, but not limited to, any company vehicle, any laptop computer and peripherals; any cell phone or other portable computing device; any telephone calling cards; keys; identification card; any credit or fuel cards; and all tangible written or graphic materials (and all copies) relating in any way to the Company Group or its business, including, without limitations, documents, manuals, customer lists and reports, as well as all data contained on computer files, “thumb” drives, “cloud” services, or other data storage device, or home or personal computers and/or e-mail or internet accounts.

2.    Transition Period. For a 60 day period following the Separation Date (the “Transition Period”), the undersigned will assist the Company Group, as a non-employee consultant, in an orderly transition of his former role, responsibilities and duties to his successor and other employees of the Company Group as directed by the Company’s Chief Executive Officer or the Board. If the undersigned incurs any reasonable out-of-pocket expenses in connection with this transitional role, they will be paid for by the Company or reimbursed, subject to the terms of the Company’s reimbursement policy. The undersigned will not be paid any additional fee or compensation for this assistance during the Transition Period.

3.    Severance. By reason of the termination of the undersigned’s employment and subject to his execution and non-revocation of the general release of claims set forth in Section 1 above and his continued compliance with the Restrictive Covenants (as defined below) as set forth in Section 8 below (the “Separation Benefit Conditions”):

(a)    Cash Severance. The Company shall pay the undersigned severance equal to $2,625,000, which shall be paid to him in equal installments over twenty-four (24) months on the Company’s normal payroll dates following the Separation Date (the “Severance Period”), except that the first installment of such payment shall be paid on the 60th day following the Separation Date and shall include all installments that would have been paid to him if the release of claims provided herein had been effective on the Separation Date, subject to the Company’s normal payroll practices and applicable withholding.

(b)    Benefit Continuation. Provided that the undersigned properly has elected and is eligible to receive continued health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), during the first 18 months following the Separation Date, the Company shall provide him with continued medical, dental and vision insurance coverage at active employee contribution rates with the Company reimbursing (or the Company otherwise bearing) the premium cost under COBRA in excess of the active-employee rate (the “Benefit Continuation”). To receive reimbursements pursuant to this Section 3(b), the undersigned must promptly submit to the Company on a monthly basis documentation of his COBRA enrollment and monthly COBRA premium payment. In the event that the undersigned obtains alternative employment during this coverage period and is eligible to obtain, and he obtains, medical coverage in connection therewith, his rights to the Benefit Continuation shall terminate. In the event that the Benefit Continuation would subject him or the Company to a material cost, tax or penalty, the Company and the undersigned agrees to use commercially reasonable efforts to provide him with such benefits in a manner that does not trigger such tax, cost or penalty, to the maximum extent possible.

(c)    No 2020 Bonus. No annual bonus shall be due to the undersigned for 2020.

4.    Share Treatment. Within 90 days following the Separation Date, Topco will repurchase from the undersigned all of his 15,000 Topco Shares for a total cash payment of $6,735,000, at a per share price of $449, and, upon his receipt of this payment and delivery of the Topco Shares to Topco, the undersigned will cease to be a shareholder of Topco or have any rights in respect of the Topco Shares. As a condition to this repurchase, Topco and the undersigned shall enter into a stock repurchase agreement reflecting the foregoing terms, in the form customarily used by Topco for repurchases of stock from former employees.

5.    Option Treatment.

(a)    Provided that the undersigned has satisfied and complied with the Separation Benefit Conditions:

(i)    as of the Separation Date, after giving effect to the undersigned’s termination of employment without “cause”, all of the undersigned’s vested Base Options will be vested (i.e., 12,750 Base Options will become vested);

(ii)    the exercise period applicable to each of the Base Options will be extended to its Normal Termination Date (as defined in the Option Agreement), which is the 10th anniversary of its grant date (the “Extended Option Date”), and any Base Options that are not exercised on or prior to the Extended Option Date, will terminate without consideration immediately thereafter;

(iii)    in the event that Topco completes a Public Offering (as defined in the Amended and Restated Agilon Health Topco, Inc. Stock Incentive Plan (the “Stock Incentive Plan”)) on or prior to the Extended Option Date, Topco will permit the undersigned to exercise, subject to the terms and conditions in the Option Agreement, (x) all or any then outstanding Base Options on a cashless basis in the Public Offering and (y) after the Public Offering is completed and on or prior to the Extended Option Date, any then outstanding Base Options outstanding using a broker-assisted cashless exercise program or same day sale; and

(iv)    in the event that the undersigned exercises any Base Options prior to the Public Offering, neither he, Topco nor the CD&R Investor will have any rights to cause or obligations to participate in, a repurchase due to his termination of employment of any Option Shares acquired in any such exercise.

(b)    All Upside Options will be unvested as of the Separation Date and therefore will be automatically forfeited without any consideration as of the Separation Date.

6.    IPO/CIC Bonus. Provided that the undersigned has satisfied and complied with the Separation Benefit Conditions, in the event a Public Offering with aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $300 million or, if approved by the CD&R Investor, a lower amount (whether to Topco, its stockholders, or both) or a Change in Control (as defined in the Stock Incentive Plan) is completed on or prior to December 31, 2021, the Company will pay the undersigned $3,700,000 in a lump sum cash payment, no later than 30 days following completion of such Public Offering or Change in Control.

7.    Resignation. By the undersigned’s execution of this Agreement, he hereby resigns (x) effective as of the date hereof, from all director positions with the Company Group and (y) effective as of the Separation Date, from all officer positions with the Company Group. From and after the Separation Date, the undersigned shall no longer be authorized to conduct business on behalf of any member of the Company Group, including, but not limited, to entering into contracts on behalf of any member of the Company Group. The undersigned agrees that, as requested by the Company from time to time, he will execute such other documents as may be necessary to evidence the resignations covered by this Agreement; provided that such documents shall not impose any new obligation or waiver of rights by him that is not already contained in this Agreement.

8.    Restrictive Covenants.

(a)    In consideration of the payments, benefits and equity treatment provided in this Agreement, the undersigned acknowledges and agrees that the nonsolicitation, nondisparagement, confidentiality and other obligations that are included in Exhibit A to the Option Agreement to which he is a party will continue to apply to him after the Separation Date for the periods set forth therein. In addition, (x) for 12 months following the Separation Date, the undersigned will not compete with the business of the Company Group as it is conducted on the Separation Date, which for purposes of this Agreement shall mean partnering with physician practices to contract with Medicare Advantage health insurers under global risk contracts, but not owning or operating Medicare Advantage health plans or physician practices themselves, and (y) without limiting the foregoing, during the nonsolicitation period, the undersigned will not directly or indirectly solicit or recruit [***].

(b)    The undersigned acknowledges and agrees that: the provisions of this Section 8 and Exhibit A hereto (the “Restrictive Covenants”) do not impose an undue hardship on him and are not injurious to the public; these provisions are necessary to protect the business of the Company Group; the nature of his responsibilities with the Company Group provided him with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company Group; the provisions of the Restrictive Covenants are reasonable in terms of length of time and scope; and that adequate consideration supports the Restrictive Covenants. In the event that a court determines that the Restrictive Covenants or this Section 8 is unreasonably broad or extensive, the undersigned agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company Group reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, any remedies provided for pursuant to this Agreement and any other injunctive relief, equitable relief and compensatory damages for any breach of the undersigned’s obligations under this Section 8. Without limiting the foregoing, if following the Separation Date, the undersigned materially breaches any of the Restrictive Covenants, the Company shall have no further payment or benefit obligations under this Section 2 and Sections 5 and 6.

9.    Cooperation. Following the Separation Date, the undersigned shall furnish such information and assistance to the Company Group as may be reasonably required by the Company in connection with any legal matters or litigation that may arise relating to issues or matters of which he had knowledge of during his employment with the Company and its affiliates; provided, however, that the Company will use reasonable efforts to schedule such assistance at a mutually-convenient time prior to the end of the Severance Period and taking into account his employment obligations and other activities at such time.

10.    Taxes. The undersigned shall be solely responsible for all applicable taxes imposed on the undersigned by reason of any compensation or benefits provided under this Agreement (and, as applicable, the Option Agreement) and all such compensation and benefits shall be subject to applicable federal, state and local withholding requirements.

11.     Confidential. Without limiting anything to the contrary in this Agreement, except as required by law, the undersigned agrees not to disclose the terms hereof to any person or entity, other than the undersigned’s attorneys, accountants, financial advisors, or members of the undersigned’s immediate family. Notwithstanding the foregoing, the undersigned may disclose the provisions of the Restrictive Covenants set forth in Section 8 above and in Exhibit A hereto to a prospective employer.

12.    Governing Law, Jurisdiction ,etc. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles that would result in the application of another state’s laws. Each party to this Agreement irrevocably submits to the jurisdiction of deferral or state courts located in the State of Delaware for any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The parties hereto further agree to take any and all actions necessary or appropriate to effect this Section 12.

13.    Miscellaneous. This Agreement, together with the Option Agreement and Subscription Agreement, constitutes the entire agreement and understanding between any member of the Company Group and the undersigned with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the undersigned and any members of the Company Group relating to such subject matter, including the undersigned’s Employment Agreement (except for Sections 21 and 22 thereof). Its language shall be construed as a whole, according to its fair meaning and not strictly for or against either party. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid as a result of any action or proceeding, the validity of the remaining parts, terms, or provisions shall not be affected thereby and any said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement may be executed in counterparts (including via facsimile or .pdf file).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the first date written below.

EXECUTIVE

/s/ Ronald J. Kuerbitz
Name: Ronald J. Kuerbitz

AGILON HEALTH HOLDINGS, INC.

/s/ Ravi Sachdev
By: Ravi Sachdev
Title: President

Solely for purposes of Sections 4 and 5 above:

AGILON HEALTH TOPCO, INC.

/s/ Ravi Sachdev
By: Ravi Sachdev
Title: President

CD&R VECTOR HOLDINGS, L.P.

By: CD&R Investment Associates IX, Ltd., its general partner

/s/ Theresa A. Gore
By: Theresa A. Gore
Title: Chief Financial Officer, Treasurer &
Secretary

Exhibit A

Restrictive Covenants

[see attached]

Exhibit A

Restrictive Covenants

Section 1 Confidential Information.

1.1 The Employee agrees that during the Employee’s employment with the Company, and thereafter, the Employee will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company, the Subsidiaries or any of their respective Affiliates, including without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques (collectively, “Confidential Information”). Subject to Section 2 of this Exhibit A, the Employee agrees to hold as Company property all Confidential Information and all books, papers, media and other data and all copies thereof and therefrom, in any way relating to the businesses of the Company, the Subsidiaries or any of their respective Affiliates, whether made or received by the Employee. “Confidential Information” does not include information that is or becomes generally known to the public, other than through the breach of this Exhibit A by the Employee.

1.2 Notwithstanding anything herein to the contrary, this Agreement does not prohibit the Employee from disclosing Confidential Information to the extent required by applicable law, providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company by any government agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company that the Employee reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company.

1.3 The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company, the Subsidiaries and/or their respective Affiliates or their assigns.

1.4 The Employee’s obligations under this Section 1 are indefinite in term.

Section 2 Return of Company Property. The Employee acknowledges that all tangible items containing any Confidential Information or trade secrets, including, without limitation, memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically-recorded copies), are the exclusive property of the Company and the Subsidiaries, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Employee’s employment or the Company’s request.

Section 3 Nonsolicitation. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company and for the two-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity, directly or indirectly:

(a) solicit, induce or encourage any then-current employee of the Company, any Subsidiary or any of the Company’s Affiliates to leave their employment with the Company, the Subsidiaries or any of the Company’s Affiliates; and

(b) (i) induce (or attempt to induce) a breach or disruption of the contractual relationship between the Company, any Subsidiary or any of the Company’s Affiliates and any physician, who is then-currently, either directly or through an independent physician association, under contract with the Company, any Subsidiary or any of the Company’s Affiliates, or who was, either directly or through an independent physician association, under contract with the Company or any of its Affiliates in the prior one-year period (any such physician, a “Restricted Physician”) or (ii) use Confidential Information or the trade secrets of the Company or any of its Affiliates to solicit, induce or encourage any Restricted Physician to end his or her relationship with the Company or any of its Affiliates, as applicable.

Section 4 Intellectual Property.

4.1 The Employee shall at all times during the Employee’s employment with the Company and thereafter (i) fully and promptly disclose to the appropriate Company personnel any Developments (as defined below) that the Employee becomes aware of or involved in, (ii) make himself or herself generally and reasonably available to Company representatives to discuss such Developments; and (iii) hold all Developments for the sole use and benefit of the Company.

4.2 As used herein, “Developments” shall mean any and all work product, and the intellectual property rights therein, made, conceived, created, discovered, authored, invented, developed or reduced to practice (collectively, “Created”) by the Employee during and within the scope of the Employee’s employment with the Company (including actual and/or anticipated business, developments, inventions or research), whether Created by the Employee alone or working with others, whether or not such items are patentable, registrable, or protected as Confidential Information or trade secrets, whether or not made or conceived during normal working hours or on the Company’s premises, or protected as Confidential Information or trade secrets, including but not limited to inventions, ideas, improvements, modifications, discoveries, know-how, creations, designs, technologies, techniques, devices, formulae, software, models, trademarks, patents, service marks, copyrights, copyrightable material, works of authorship, trade secrets, methods, processes, developments, derivatives, mask works, works made for hire, rights of priority, reissue of letters patent, renewals, registrations and extensions that are at any time granted with respect to any one or more of the foregoing intellectual property items. For the avoidance of doubt, “Developments” do not include any intellectual property Created by the Employee prior to the commencement of his or her employment with the Company (unless otherwise agreed with the Company or its Affiliates).

4.3 Notice required by the State of California and any other state requiring such notice: The Employee understands that the Employee’s obligation to assign inventions to the Company under this Section 4 shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company or its Affiliates was used and that was developed entirely on the Employee’s own time, unless (i) the invention relates directly to the business of the Company, or to the Company’s actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Employee for the Company.

4.4 The Employee acknowledges and agrees that any copyrightable works included in the Developments are “works-made-for- hire” under the U.S. Copyright Act of 1976 (as amended) and the copyright laws of other relevant jurisdictions and that the Company will be considered the author and owner of such copyrightable works. The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company all of the Employee’s right, title and interest in and to the Developments. The Employee understands and acknowledges that the Developments include, and the assignment in this Section 4 constitutes a present conveyance to the Company of ownership of, property and rights in existence as of or prior to the date of this Agreement, those currently being Created, as well as those which have not yet been Created.

4.5 The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company, and waives and agrees never to assert, any and all Moral Rights (defined below) that the Employee may have in or with respect to any Developments, even after termination of Employee’s employment with the Company. As used herein, “Moral Rights” mean any rights to claim authorship of any Development, to object to or prevent any modification of any Development, to withdraw from circulation or control the publication or distribution of any Development, and any similar right existing under any law anywhere in the world.

4.6 The Employee agrees at all times during the Employee’s employment with the Company and thereafter to sign and deliver any and all further documents necessary or desirable to effectuate or evidence the assignments and waivers set forth in this Section 4 and to maintain, perfect, and enforce patent, copyright, trade secret and other legal protection for the Developments.

4.7 The Employee shall not use any of the Developments or any Residual Knowledge (defined below) related to the Developments for any purpose unrelated to the Employee’s duties at the Company during and after termination of Employee’s employment with the Company. As used herein, “Residual Knowledge” means any information or idea known to and remembered by Employee without the use of or reliance on any materials or other tangible objects containing such information or idea.

4.8 If, in the course of providing services to the Company, the Employee exploits or incorporates into any Developments any work product, or intellectual property rights therein, owned by the Employee or in which the Employee has an interest (“Employee IP”), the Employee hereby grants to the Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide right and license to make, have made, copy, modify, use, distribute, sell or otherwise exploit such Employee IP in the conduct of the Company’s and its Affiliates’ business.

Section 5 Nondisparagement. Except to the extent it would violate applicable law, while employed by the Company and thereafter, the Employee shall not, whether in writing or orally, disparage the Company, any Subsidiary, their respective Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities; or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light; provided that nothing herein shall or shall be deemed to prevent or impair the Employee from (x) testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested (or otherwise complying with legal requirements) or (y) responding to a public disparaging statement by Parent, the Company or any of their respective executive officers or directors. Except to the extent it would violate applicable law, while employed by the Company and thereafter, Parent and the Company shall not, and shall instruct their officers and directors not to, whether in writing or orally, disparage the Executive with respect to any of his past or present activities; or otherwise publish (whether in writing or orally) statements that tend to portray the Executive in an unfavorable light; provided that it shall not be a violation of this Section 5 for Parent, the Company or any of their respective executive officers or directors to make reasonable, customary or other appropriate public remarks as to the performance of the Company Group with respect to periods that include the period of the Employee’s employment; provided, further, that nothing herein shall or shall be deemed to prevent or impair any of Parent, the Company or their respective executive officers or directors from (X) testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested (or otherwise complying with legal requirements) or (y) responding to a public disparaging statement by the Employee.

Section 6 Remedies. The Company and the Employee agree that the provisions of this Exhibit A do not impose an undue hardship on the Employee and are not injurious to the public; that these provisions are necessary to protect the business of the Company, the Subsidiaries and the Company’s Affiliates; that the nature of the Employee’s responsibilities with the Company provide and/or will provide the Employee with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company, the Subsidiaries and the Company’s Affiliates; that the Company would not grant Options to the Employee if the Employee did not agree to the provisions of this Exhibit A; that the provisions of this Exhibit A are reasonable in terms of length of time and scope; and that adequate consideration supports the provisions of this Exhibit A. In the event that a court determines that any provision of this Exhibit A is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, any remedies provided for pursuant to the provisions of the Plan and related Award Agreements and any other injunctive relief, equitable relief and compensatory damages for any breach of the Employee’s obligations under this Exhibit A.

Section 7 Miscellaneous. The Employee’s obligations under this Exhibit A shall be cumulative of any similar obligations the Employee has under any other agreement with the Company, any Subsidiary or any of their respective Affiliates.